                                                                    Exhibit 10.8

                          TECHNICAL SERVICES AGREEMENT

THIS AGREEMENT ("Agreement") is made effective and entered into as of this 3rd day of September, 1999 by and between I-TRAX.COM, INC., a Delaware Corporation with its principal place of business at ___________________________ (hereinafter referred to as "I-TRAX") and MEMBER-LINK SYSTEMS, INC., a Delaware corporation having its principal place of business at 11 Dupont Circle NW, Suite 325, Washington DC 20036 (hereinafter referred to as "Licensor").

         WHEREAS, I-TRAX and Licensor have entered into a Software and Proprietary Product Corporate Licensing Agreement ("Licensing Agreement") dated the __ day of September, 1999; and

         WHEREAS, said Licensing Agreement sets forth the terms and conditions upon which I-TRAX may use the product; and

         WHEREAS, the parties hereto recognize that the I-TRAX software will require technical support by the Licensor in management of the asset.

         NOW, THEREFORE, for and as consideration for the parties entering into the Licensing Agreement, it is hereby agreed that the Licensor shall provide the following support for the systems and software referred to as "I-TRAX Immunization" as follows:

TECHNICAL SERVICES:

         1. Term. the term of the Technical Services Agreement shall be for five
(5) years terminable by mutual consent at any time prior to the expiration of three (3) years and terminable by either party after three (3) years upon sixty
(60) days written notice. The Technical Service Agreement shall not be self-extending.

         2. Payment. I-TRAX shall pay Licensor for technical services on a priced-basis.

         3. Duties. Technical services provided shall include but are not limited to:

            a. Implementation of web-enabled applications of I-TRAX including supervision of web site and Internet service design, construction and maintenance.

            b. Data Migration.

            c. Data Mining.

            d. Product Design and Support.

            e. Customer Service.

         4. Technical Services shall be made available to I-TRAX in electronic form, accessible via the Internet or otherwise as the parties may agree, software and documentation, and technical services, if not accepted, shall be rejected with written indication as to the reasons therefore, otherwise, it will be deemed accepted.

         5. Technical and maintenance support services shall include but not be limited to; correction of errors, updates and enhancements, telecommunications solutions support, which includes web-related and communications-related management services for the purchasing of said services and management of vendors.

MISCELLANEOUS PROVISIONS

         1. TAXES. I-TRAX agrees either to pay directly all property taxes, licenses, charges and assessments properly levied by any properly constituted governmental authority upon SOFTWARE or to reimburse Licensor therefor if paid by Licensor at I-TRAX's written direction. Licensor assumes full responsibility for the payment of all taxes applicable to Licensor's actions, employees, facilities and materials for performing services hereunder or applicable to Licensor's income or gross receipts hereunder, or franchise taxes.

         2. ENHANCEMENTS. In the event that I-TRAX has received source code, I-TRAX may modify, correct or enhance the SOFTWARE in any manner, and any such modifications, enhancements, or corrections and any related materials and documentation (and all proprietary rights therein, including copyrights) shall be mutually crossed licensed on equal terms between I-TRAX and licensor.

         3. COMPLIANCE WITH LAWS. Each party will comply with all United States and foreign laws, ordinances, and regulations properly applicable to this Agreement.

         4. AUTHORITY. The parties hereby represent that they have full power and authority to enter into and perform this Agreement and the parties do not know of any contract, agreements, promises or undertakings which would prevent the full execution and performance of this Agreement.

         5. SEVERABILITY. In the event that any provisions of this Agreement shall be found to be void or unenforceable, such findings shall not be construed to render any other provision of this Agreement either void or unenforceable, and all other provisions shall remain in full force and effect unless the provisions which are invalid or unenforceable shall substantially affect the rights or obligations granted to or undertaken by a party.

         6. NOTICES. Notices provided for under this Agreement shall be sent in writing and shall be addressed to the addresses first above written and may be served in person or by overnight/express delivery or sent by Certified Mail, return receipt requested. A party may change the address for notification by thirty (30) days prior written notice thereof to the other party.

         7. INDEPENDENT CONTRACTOR. As between Licensor and I-TRAX, the employees, methods, equipment, and facilities used by Licensor shall at all times be under its exclusive direction and control. Licensor's relationship to I-TRAX under this Agreement shall be that of an independent contractor, and nothing in this Agreement shall be construed to constitute Licensor, or any of its employees or officers, as an agent, employee, associate, joint venture, or partner of I-TRAX.

         8. RESERVATION OF RIGHTS. A party's waiver of any of its remedies afforded hereunder or by law is without prejudice and shall not operate to waive any other remedies which such party shall have available to it.

         9. HEADINGS. The headings of the provisions of this Agreement are inserted for convenience only and shall not constitute a part hereof.

         10. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflict of law.

         11. ENTIRETY. This Agreement together with the attachments, Exhibits, and Schedules specifically referenced and attached hereto embodies the entire understanding between I-TRAX and Licensor and there are no contracts, understandings, conditions, or representations, oral or written, with reference to the subject matter hereof which are not merged herein. Except as otherwise specifically stated, no modification hereto shall be of any force or effect unless (1) reduced to writing and signed by both parties hereto, and (2) expressly referred to as being a modification of this Agreement.

This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

Attest:                                                I-TRAX.COM, INC.


_______________________________                        By: /s/ Frank A. Martin
                                                           ---------------------

Attest:                                                MEMBER-LINK SYSTEMS, INC.


_______________________________                        By: /s/ Hans Kastensmith
                                                           ---------------------